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                                                                 EXHIBIT 8(f)(1)

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                     Franklin/Templeton Distributors, Inc.
        The United States Life Insurance Company in the City of New York
              (formerly "First SunAmerica Life Insurance Company")
                       SunAmerica Capital Services, Inc.

     Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), First SunAmerica Life Insurance Company ("First SunAmerica" or "you"), and SunAmerica Capital Services, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated Feburary 4, 2008, and subsequently amended October 11, 2010 (the "Agreement"). The parties now desire to amend the Agreement by this amendment (the "Amendment"). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

WHEREAS, First SunAmerica intends to merge with The United States Life Insurance Company in the City of New York ("USL"), effective as of January 1, 2012;

WHEREAS, subject to receipt of all regulatory approvals, including the approvals of the Securities and Exchange Commission and certain state insurance departments, First SunAmerica is expected to merge with and into USL on or around January 1, 2012 (the "Merger"), and USL, as the surviving entity of the Merger, will assume the responsibilities of First SunAmerica under this Agreement.

                               A M E N D M E N T

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement, effective as of the date of the Merger, as follows:

1. The United States Life Insurance Company in the City of New York is added as a party to the Agreement and consents to assume and fulfill the responsibilities of First SunAmerica under this Agreement. All references to First SunAmerica or Company in this Agreement shall mean The United States Life Insurance Company in the City of New York.

2. Schedules A and G of the Agreement are deleted and replaced in their entirety with the Schedules A and G attached hereto, respectively.

3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

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    IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of January 1, 2012.

The Trust:                      FRANKLIN TEMPLETON VARIABLE INSURANCE
  Only on behalf of             PRODUCTS TRUST
  each Portfolio listed
  on Schedule C of
  the Agreement.

                                By:
                                   --------------------------------
                                Name:  Karen L. Skidmore
                                Title: Vice President

The Underwriter:                FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

                                By:
                                   --------------------------------
                                Name:  Thomas M. Regner
                                Title: Executive Vice President

The Company:                    THE UNITED STATES LIFE INSURANCE COMPANY IN
                                THE CITY OF NEW YORK

                                By:
                                   --------------------------------
                                Name:
                                Title:

The Distributor:                SUNAMERICA CAPITAL SERVICES, INC.

                                By:
                                   --------------------------------
                                Name:
                                Title:

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                                   SCHEDULE A

                        THE COMPANY AND ITS DISTRIBUTOR

THE COMPANY

The United States Life Insurance Company in the City of New York
21650 Oxnard Avenue
Woodland Hills, California  91367

An insurance company organized under the laws of the State of New York.

THE DISTRIBUTOR

SunAmerica Capital Services, Inc.
Harborside Financial Center
3200 Plaza 5
Jersey City, NJ 07311

A corporation organized under the laws of the State of New York.

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                                   SCHEDULE G

                             ADDRESSES FOR NOTICES

To the Company:          The United States Life Insurance Company in the City
                         of New York
                         21650 Oxnard Avenue
                         Woodland Hills, California  91367
                         Attention: Executive Vice President

If to the Company        The United States Life Insurance Company in the City
                         of New York
with a copy to:          1 SunAmerica Center
                         Los Angeles, California 90067-6022
                         Attention: General Counsel

To the Distributor:      SunAmerica Capital Services, Inc.
                         Harborside Financial Center
                         3200 Plaza 5
                         Jersey City, NJ 07311
                         Attention: General Counsel


To the Trust:            Franklin Templeton Variable Insurance Products Trust
                         One Franklin Parkway, Bldg. 920 2nd Floor
                         San Mateo, California 94403
                         Attention:  Karen L. Skidmore, Vice President


To the Underwriter:      Franklin/Templeton Distributors, Inc.
                         100 Fountain Parkway, Bldg. 140, 7th Floor
                         St. Petersburg, FL 33716
                         Attention: Peter Jones, President

If to the Trust or
  Underwriter with
  a copy to:             Franklin Templeton Investments
                         One Franklin Parkway, Bldg. 920 2nd Floor
                         San Mateo, California 94403
                         Attention: General Counsel

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